Exhibit 99.1

Microbot Medical Shares Status Following Recent Geopolitical Events

All Regulatory, Clinical, Operational and Pre-Commercial Activities Continue to Stay on Track Despite the On-going Situation in Israel

Company Believes that Both Regulatory and Commercial Milestones to be Achieved in Accordance with the Company’s Current Timeline

BRAINTREE, Mass., April 15, 2024 – Microbot Medical Inc. (Nasdaq: MBOT), developer of the LIBERTY® Endovascular Robotic Surgical System, today shared that despite the unprecedented events in Israel yesterday, which are a continuation to the situation in Israel since October 7th, 2023, the Company’s activities both in Israel, USA and other parts of the globe continue without interruption and it believes that current planned timelines and milestones will be met.

From a regulatory perspective, the Company has been working with the FDA on its recent IDE submission and believes that those efforts will result in commencing its pivotal study in humans as planned. In addition, as part of its efforts to gain regulatory approval in Europe, the Company successfully completed an internal audit in preparation for ISO 13485 certification audits, which are expected this year, to ensure the Company continues to meet its timeline toward CE approval.

From an operational perspective, the Company has established sufficient inventory of the LIBERTY® Endovascular Robotic Surgical System to support its pivotal study and other ongoing activities.

In addition to focusing on gaining regulatory approval for the current LIBERTY® Endovascular Robotic Surgical System in both the USA and Europe, the Company already executed an initial phase partnership with one clinical partner and is in advanced discussions with additional clinical partners to develop the future potential capabilities of the LIBERTY® Endovascular Robotic Surgical System, such as remote operations, imaging integration and AI capabilities.

With its pre-commercial activities, the Company is already in discussions with multiple strategic partners, both in the USA and globally, to allow the Company to evaluate the most efficient commercialization channels once the product would be approved for sale in the USA and globally.

“Overcoming multiple challenges over the past 4 years, starting with COVID-19 and continuing with the war in Israel since October 7th which reached new heights yesterday, we have been successful in establishing our infrastructure and meeting meaningful milestones such as the successful completion of the GLP study and the IDE submission to the FDA,” said Harel Gadot, CEO, President and Chairman of Microbot Medical. “With the infrastructure we have both in Israel and the USA, together with the milestones we already achieved and believe that we will achieve over the next few months, we are confident we can continue to execute against our regulatory milestones and to position us to commercialize the LIBERTY® System in both the USA and Europe as planned”.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY® Endovascular Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY® Endovascular Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of the LIBERTY® Endovascular Robotic Surgical System, the outcome of its studies to evaluate the LIBERTY® Endovascular Robotic Surgical System, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, including whether the Company succeeds in obtaining FDA approval to commence its pivotal study in humans, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, , disruptions resulting from new and ongoing hostilities between Israel and the Palestinians and other neighboring countries, any lingering uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

+972-(0)52-3044404

IR@microbotmedical.com